                                                                     Exhibit 3.1

                               State of Delaware                  PAGE 1

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NRG SOUTH CENTRAL GENERATING LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF JANUARY, A.D. 2000, AT 3:30 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "NRG CENTRAL GENERATING LLC" TO "NRG SOUTH CENTRAL GENERATING LLC", FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2000, AT 12 O'CLOCK P.M.


                                        /s/ Edward J. Freel
                        [SEAL]          ----------------------------------------
                                        Edward J. Freel, Secretary of State

    3158950 8100H                       AUTHENTICATION: 0326949

    001140866                                     DATE: 03-21-00

                            CERTIFICATE OF FORMATION
                                       OF
                           NRG CENTRAL GENERATING LLC

      The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

      1. Name: The name of the limited liability company is NRG Central Generating LLC.

      2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. Organizer: The name and address of the sole organizer of the limited liability company is Michael J. Young, NRG Energy, Inc., 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 554O3-2445.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Central Generating LLC this 12th day of January, 2000.


                                        /s/ Michael J. Young
                                        ----------------------------------------
                                        Michael J. Young
                                        Authorized Person

                            CERTIFICATE OF AMENDMENT
                                       OF
                           NRG CENTRAL GENERATING LLC

1.    The name of the limited liability company is NRG Central Generating LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

            The name of the limited liability company is NRG South Central Generating LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of NRG Central Generating LLC this 27th day of January, 2000.


                                        /s/ Craig A. Mataczynski
                                        ----------------------------------------
                                        Craig A. Mataczynski
                                        Manager